Exhibit (23)(c)


                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS



England/Corsair, Inc.
Tazewell, Tennessee

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 12, 1994, relating to the financial statements of England/Corsair, Inc., which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.



High Point, North Carolina
February 3, 1995                                                  BDO Seidman